Exhibit 10.1

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (the “Agreement”) is made, entered into and effective as of November 11, 2013, by and among Blaise J. Wolfrum, M.D., (“Seller”), an individual resident of the State of Illinois, Accelera Innovations, Inc. (“Purchaser”), a Delaware Corporation, and Behavioral Health Care Associates, Ltd. (“Company”), an Illinois Company.  All parties to this Agreement may be individually referred to herein as a “Party,” or collectively as the “Parties.”
RECITALS

WHEREAS, Seller owns One Hundred Percent (100%) of the 100,000 issued and outstanding shares of stock of the Company; and

WHEREAS, Purchaser desires to purchase all of Seller’s shares of stock in the Company based upon the terms and conditions set forth herein; and

WHEREAS, Company is engaged in the business of providing Psychiatry, Substance Abuse and Counseling as well as Laboratory and Clinical Trials (“Business”); and

WHEREAS, Purchaser, Seller and the Company mutually agree and intend that the Company shall become a wholly owned subsidiary of Purchaser upon receipt of purchase price set forth in Section 1.1.1.1, subject to the terms and conditions of this Agreement.

AGREEMENTS

NOW THEREFORE, in consideration of the promises and the mutual covenants, conditions, representations and warranties set forth in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
PURCHASE AND SALE OF STOCK

1.1           Purchase and Sale of Stock.  Upon receipt of the payment of the purchase price set forth in Section 1.1.1.1, and subject to the terms and conditions of this Agreement, Seller shall convey, transfer and assign to Purchaser, and Purchaser shall purchase and accept from Seller, all right and title and interest in and to Seller’s shares of stock in the Company (“Shares” or “Stock”) free and clear of all liens, security interests, pledges, restrictions, encumbrances, equities, claims, charges, voting agreements, voting trusts, proxies and rights of any kind, nature or description.  The Parties agree the following assets are excluded from the purchase and sale of Stock and shall remain the property of Seller after Closing: 1) Company’s cash and operating accounts; 2) the cash account designated for the purposes of satisfying Seller’s fiduciary obligations under the Company’s defined benefit plan; 3) Seller’s personal belongings, including a computer, phone, pictures, etc. (collectively, the “Excluded Assets”).  The Parties agree that Company’s Accounts Receivable and Accounts Payable shall be conveyed, transferred and assigned to Purchaser upon receipt of the payment of the purchase price set forth in Section 1.1.1.1, subject to the terms and conditions of this Agreement.

Exhibit 10.1 -- Page 1

1.1.1           Monetary Consideration.  In exchange for the One Hundred (100%) of the Stock owned by Seller, Purchaser shall pay to Seller Four Million Five Hundred Fifty Thousand Dollars ($4,550,000.00) (“Purchase Price”), which shall be payable as follows:

1.1.1.1                      Ninety (90) days from the date of Closing, as defined in Section 2.1 below, Purchaser shall pay to Seller One Million 00/100 Dollars (1,000,000.00), in lump sum by wire transfer of immediately available funds; and,

1.1.1.2                      Purchaser shall pay to Seller, One Hundred and Eighty (180) days from Closing, the amount of Seven Hundred Fifty Thousand and 00/100 Dollars ($750,000) in lump sum by wire transfer of immediately available funds; and,

1.1.1.3                       The balance of the Purchase Price, Two Million Eight Hundred Thousand and 00/100 Dollars ($2,800,000.00), shall be paid by Purchaser to Seller as follows: Beginning three months after the payment in Section 1.1.1.2 is due, and every three months thereafter until the Purchase Price is paid in full, Purchaser shall pay to Seller, the sum of Seven Hundred Fifty Thousand and 00/100 Dollars ($750.000.00) by wire transfer of immediately available funds.

1.2           Termination.  Prior to Seller’s receipt of the payment set forth in Section 1.1.1.1, each party shall have the right to immediately upon written notice to the other party cancel and terminate this Agreement in its entirety and be released from any and all obligations set forth herein.

ARTICLE II
THE CLOSING

2.1           Time and Place of the Closing.  Upon the terms and subject to the conditions contained in this Agreement, the Closing of the transactions contemplated by this Agreement shall be effective as of November 11, 2013 (“Closing”).

2.2           Deliveries by Seller.  Upon the terms and subject to the conditions contained in this Agreement, Seller shall make, or cause to be made, the following deliveries to Purchaser at the Closing:

2.2.1           [RESERVED]

2.2.2           A duly-executed Stock Powers Certificate representing the transfer of Seller’s Stock which is attached hereto as Exhibit 2.2.2; and

2.2.3           A duly-executed Bill of Sale representing the sale of Seller’s Stock which is attached hereto as Exhibit 2.2.3; and

Exhibit 10.1 -- Page 2

2.2.4           A duly-endorsed Stock Certificate Number 2 issued to Purchaser dated November 11, 2013 in the amount of 100,000 shares of Stock of the Company which is attached hereto as Exhibit 2.2.4; and

2.2.5           A Stock Pledge and Escrow Agreement, which is attached hereto as Exhibit 2.3.1.

2.3           Deliveries by Purchaser.  Upon the terms and subject to the conditions contained in this Agreement, Purchaser shall make, or cause to be made, the following deliveries to Seller at the Closing:

2.3.1           A Stock Pledge and Escrow Agreement, which is attached hereto as Exhibit 2.3.1; and

2.3.2           A Written Action of the Board of Directors of Purchaser approving the purchase of Seller’s Stock that is attached hereto as Exhibit 2.3.2; and

2.3.3           Such other documents as may be required under this Agreement or reasonably requested by Seller necessary to effectuate the terms of the Agreement hereunder; and,

2.3.4           A duly executed Employment Agreement and 2011 Employee, Director, and Consultant Stock Plan Agreement that is attached hereto as Exhibit 2.3.4; and,

2.3.5           A duly executed Operating Agreement for Accelera Healthcare Management Service Organization that is attached hereto as Exhibit 2.3.5; and,

2.3.6           A duly executed Secured Promissory Note that is attached hereto as Exhibit 2.3.6; and,

2.3.7           A duly executed Security Agreement that is attached hereto as Exhibit 2.3.7; and,

2.3.8           A duly executed Stock Powers Certificate, Assignment, Bill of Sale, and Resolution (delivered to Escrow Agent) that is attached hereto as Exhibit 2.3.8;

2.3.9           A commitment letter from Lambert Private Equity, LLC that is attached hereto as Exhibit 2.3.9.

2.3.10          A duly-endorsed Stock Certificate Number 3 issued to Seller from Purchaser in the amount of 100,000 shares of Stock of the Company (delivered to Escrow Agent).

2.4           Deliveries by Company.  Upon the terms and subject to the conditions contained in this Agreement, Seller shall make, or cause to be made, the following deliveries to Purchaser at the Closing:

2.4.1	A Unanimous Written Action of the Stockholders approving the sale of Seller’s Stock to Purchaser which is attached hereto as Exhibit 2.4.1;

Exhibit 10.1 -- Page 3

2.4.2           Such other documents as may be required under this Agreement or reasonably requested by Purchaser or Seller as necessary to effectuate the terms of the Agreement hereunder.

ARTICLE III
REPRESENTATIONS AND WARRANTIES CONCERNING
SELLER AND COMPANY

As a material inducement to Purchaser to enter into this Agreement and consummate the transaction contemplated hereunder, Seller hereby represents and warrants to Purchaser the following, in each case as of the date of this Agreement and the Closing Date, unless otherwise specifically provided:

3.1           Organization and Authorization.

3.1.1           The Company is an Illinois corporation duly organized, validly existing and in good standing under the laws of the State of Illinois.  The Company has all requisite power and authority, corporate or otherwise, to carry on and conduct its business as it is now being conducted and to own or lease its property and assets.

3.1.2           The Seller and Company have the full corporate power and authority to enter into this Agreement and all other agreements, documents and certificates contemplated or required of the Company hereby (collectively, the "Seller Documents") and to consummate the transactions contemplated under this Agreement and the Seller Documents.  The execution and delivery of this Agreement and each Seller Document by the Seller and Company and the consummation by the Seller and Company of the transactions contemplated hereby and thereby have been duly approved by the Shareholders of the Company, and no other company action on the part of the Seller and Company is necessary to approve and authorize the execution and delivery of this Agreement or the consummation of the transactions contemplated under this Agreement and the Seller Documents.  This Agreement and each Seller Document have been duly and validly executed and delivered by the Seller and Company and constitute the valid and binding agreements of the Seller and Company, enforceable against the Seller and Company in accordance with their respective terms.

3.1.3           The execution and delivery of this Agreement and each Seller Document by the Seller and Company and the consummation by the Seller and Company of the transactions contemplated by this Agreement and the Seller Documents will not:

3.1.3.1                      violate or conflict with any provision of the Articles of Organization, Bylaws, or Shareholder Agreement;

3.1.3.2                      breach, violate or constitute an event of default (or an event that with the lapse of time, or the giving of notice, or both, would constitute an event of default) under or give rise to any right of termination, cancellation, modification or acceleration under, any note, bond, indenture, mortgage, security agreement, lease, license, franchise, or any other agreement, instrument or obligation to which the Company is a party, or by which the Company or any of its property or assets is bound;

Exhibit 10.1 -- Page 4

3.1.3.3                      result in the creation of any lien, claim, encumbrance, right of first refusal or right of first negotiation, or other right of any third party of any kind whatsoever upon the property or assets of the Company or allow any such right that was previously created to become exercisable;

3.1.3.4     violate or conflict with any Order or Law, where:

3.1.3.4.1                      "Order" means any award, decision, injunction, judgment, order, ruling, decree, subpoena or verdict entered, issued or made or rendered by any Governmental Authority or arbitrator, and shall include any consent order or decree;

3.1.3.4.2                      "Law" means any law, ordinance, principle of common law, regulation, statute or treaty, whether federal, state, local, municipal, foreign, international or multinational; and

3.1.3.4.3                      "Governmental Authority" means any court, tribunal or panel, and any government, government agency, authority or regulatory body, whether federal, state, local, municipal, foreign, international or multinational (except for anything that would be a breach of the representations in the foregoing clauses but would not, individually or in the aggregate, have a material adverse effect on the operations, the Business Assets, financial condition or results of operations of the Business); or require, on the part of the Company, any filing or registration with, or permit, license, exemption, consent, authorization or approval of, or the giving of any notice to, any Governmental Authority, other than such filings, registrations, permits, licenses, consents, authorizations, or approvals which, if not made or obtained, as the case may be, would not, in the aggregate have a material adverse effect on the business, operations, properties, assets, financial condition, results of operations or prospects of the Business.

3.2           Financial Matters.  The Company has previously delivered to the Purchaser copies of certain financial statements, (collectively the "Financial Statements").  The Financial Statements have been prepared in good faith to reflect the historical operations and the financial position of the Company as of their respective dates and have been prepared in accordance with historical practices consistently applied.

3.3           Absence of Certain Changes and Events.   As of the Closing Date there has not been nor will be:

Exhibit 10.1 -- Page 5

3.3.1           any material adverse change in the working capital, assets, liabilities or financial condition of the Company except as the parties have agreed with respect to the Company’s cash account and the Excluded Assets.

3.3.2           any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the operations, property, assets or results of operations of the Company;

3.3.3           any merger, consolidation or share exchange or agreement to merge, consolidate or exchange Shares with any other corporation (or any transaction having a similar effect) involving the Company, or any acquisition of, or agreement to acquire, any stock, business, property or assets of any other person, firm, association, corporation or other business organization, to which the Company is or was a party; any material labor dispute involving the Company;

3.3.4           except in the ordinary course of business, any sale or granting to any party or parties of any license, franchise, option or other right of any nature whatsoever to sell, distribute, or otherwise deal in or with products, merchandise or services of the Company;

3.3.5           except in the ordinary course of business, any arrangement providing for discounts, incentive awards or other promotional allowances;

3.3.6           except in the ordinary course of business, increases and bonuses based on term of service regular promotion of employees of, any granting of a salary increase or authorization or payment of bonuses or material increases in other benefits payable or to become payable under any bonus, insurance, or other benefit plans to, employees, or retirees of the Company;

3.3.7           any material liability or obligation (absolute, accrued, contingent or otherwise) incurred by the Company other than in the ordinary course of Business consistent with past practice;

3.3.8           any change in any method of accounting or accounting practices or principles used by the Company;

3.3.9   any waiver by the Company of any material claim or right;

3.3.10           any sale, transfer or other disposition by the Company of any of its assets, except in the ordinary course of Business consistent with past practice; or

3.3.11           any amount paid, loaned or advanced by the Company or asset transferred or leased to any employee by the Company except for normal compensation involving salary and benefits and except for any of the Excluded Assets.

Exhibit 10.1 -- Page 6

3.4	Taxes.

3.4.1           Company has accurately prepared and timely filed with each applicable Tax Authority all Returns of every kind for Taxes required to be filed by it and has duly paid any such Taxes due to or claimed to be due from it, whether or not shown on any Return, by each such Tax Authority, (2) no Tax Authority is now asserting or, to the Seller's knowledge, threatening to assert against the Company any deficiency or claim for additional Taxes, and (3) no state, local or foreign Tax Authority is currently claiming or investigating whether the Company is liable for Taxes in such taxing jurisdiction, except such jurisdiction where the Company has filed a Return for such Taxes.

3.4.2	Definitions. For purposes of this Agreement:

3.4.2.1                      “Taxes" means all taxes, assessments, charges, duties, fees, levies or other governmental charges, including federal, state, city, county, parish, foreign or other income, franchise, capital stock, real property, personal property, intangible, withholding, FICA (or similar), unemployment compensation, disability, environmental (including taxes under section 59A of the IRC) transfer, sales, use, fuel, excise, gross receipts, alternative or add on minimum, estimated and all other taxes of any kind for which the Company may have any liability imposed by any Governmental Authority (including interest, penalties or additions associated therewith) whether disputed or not, and including any transferee or secondary liability in respect of any tax (whether imposed by law, contractual agreement or otherwise) and any liability in respect of any tax as a result of being a Stockholder of any affiliated, consolidated, combined, unitary or similar group, and shall include all liabilities of the Company under any unclaimed property Law applicable to the Company;

3.4.2.2                      “Tax Authority" means any branch, office, department, agency, instrumentality, court, tribunal, officer, employee, designee, representative, or other person or entity that is acting for, on behalf or as a part of any foreign or domestic government (or any political subdivision thereof) that is engaged in or has any power, duty, responsibility or obligation relating to the legislation, promulgation, interpretation, enforcement, regulation, monitoring, supervision or collection of or any other activity relating to any Tax; and

3.4.2.3                      "Returns" means all returns, declarations, reports, statements, claims for refunds, estimated returns or reports, and other documents required to be filed in respect of Taxes, including any amendments or supplements to any of the foregoing.

3.5	Real Property.

3.5.1           There is no real property that the Company is obligated to purchase, or has an option to purchase.

Exhibit 10.1 -- Page 7

3.5.2           Company occupies real property as a tenant or subtenant.

3.5.3           There is no real property that the Company has an option to lease as tenant or subtenant.

3.6	Tangible Personal Property.

3.6.1           The Company has good and valid title to all tangible personal property that it purports to own, free and clear of any liens, restrictions, claims, charges, security interests, easements or other encumbrances of any nature whatsoever.

3.6.2           All tangible personal property which is in the Company's possession and control and is currently used in the Business, other than inventory, is free from material defects, has been maintained in accordance with normal industry practice, and is in reasonably good operating condition and repair, subject to normal wear and tear, and Purchaser has had ample opportunity to inspect and view all personal property in question and finds no defect(s) therein.

3.6.3           All inventory owned by the Company is merchantable and of a quality and quantity usable and salable in the ordinary course of the Business.  No inventory, whether owned by the Company or out in the trade, is out-of-date by applicable franchisor standards.  To the Company's knowledge, no previously sold inventory is subject to returns materially in excess of that experienced by the Company during its most recently completed fiscal year.  All of the inventories of the Company are valued for the purposes thereof at cost.

3.7	Employee Benefit Plans.

3.7.1           Exhibit 2.4.2 lists, if any, each Employee Benefit Plan that is currently in effect or as to which the Company has any ongoing liability or obligation.  As used herein, "Employee Benefit Plan" means any and all pension or welfare benefit programs, payroll practices, fringe benefits, or other plans, arrangements, agreements and understandings for employees, groups of employees or specific individual employees to which the Seller contributes or is a party, by which it may be bound or under which it may have liability, other than benefits required by applicable law (e.g., social security benefits and payroll taxes related thereto), including without limitation pension or retirement plans, deferred compensation plans, bonus or incentive plans, early retirement programs, severance pay policies, support funds, medical or dental insurance, short-term and long-term disability, educational reimbursement plans, sick leave, vacation policy, and any other payment or reimbursement plans.  The Parties acknowledge that there is a defined benefit pension plan that will be terminated by Seller on or about January 1, 2014. Seller shall remain responsible for any obligations under this defined benefit plan.

3.7.2           Each Employee Benefit Plan intended to qualify under Section 401(a) of the IRC has received a favorable determination letter from the Internal Revenue Service as to its qualification under Section 401(a) of the IRC.   The related trusts have been determined to be exempt from federal income taxation under Section 501(a) of the IRC.

Exhibit 10.1 -- Page 8

3.8	Labor Relations. As of the date of this Agreement and the Closing Date:

3.8.1           The Company is in compliance in all material respects with all Laws and collective bargaining agreements respecting employment and employment practices (including, without limitation, Executive Order 11246) and the Fair Labor Standards Act, and the Company has not engaged in any unfair labor practice within the meaning of Section 8 of the National Labor Relations Act or has fully remedied any official finding of any such practice;

3.8.2           No breach of contract and/or denial of fair representation claim has been filed or is or was pending against the Company and/or any labor organization representing any of the Company's employees; no claim for unpaid wages or overtime or for child labor or for record keeping violations has been filed or is or was pending under the Fair Labor Standards Act, Davis-Bacon Act, Walsh-Healey Act or Service Contract Act or any other applicable Law; no citation has been issued by the Occupational Safety and Health Administration ("OSHA ") against the Company and no notice of contest or OSHA administrative enforcement proceeding involving the Company has been filed or is pending; no workers' compensation or retaliation claim has been filed or is or was pending against the Company; and no citation of the Company has occurred and no enforcement proceeding has been initiated or is or was pending under federal immigration law;

3.8.3           There is no unfair labor practice, charge or complaint or any other matter against or involving the Company or any other labor organization representing any of the Company's employees pending or threatened of which the Company has received written notice before the National Labor Relations Board ("NLRB") or any court of law, and the Company's employees have not been and are not represented by a labor organization which was either NLRB certified or voluntarily recognized;

3.8.4           there is no organized labor strike, material dispute, slowdown or stoppage actually pending or, to the knowledge of the Company, threatened against the Company, and there is no handbilling, picketing or work stoppage (sympathetic or otherwise);

3.8.5           no certification or decertification petition or organizational drive with respect to any of the Company's employees has been filed with the NLRB, of which the Company has received notice;

3.8.6           no arbitration proceeding arising out of or under any collective bargaining agreement is or has been pending or, to the knowledge of the Company, threatened against the Company; to the knowledge of the Company, no basis for any such claim for arbitration by Company employee exists;

Exhibit 10.1 -- Page 9

3.8.7           there are no charges, official investigations, administrative proceedings or formal complaints of discrimination (including discrimination based upon sex, age, race, religion, national origin, sex preference, disability, veteran status or claims under family or medical leave statutes) by any of the Company's employees pending or, to the knowledge of the Company, threatened against the Company before the Equal Employment Opportunity Commission or any federal, state or local agency or court; and

3.8.8            there have been no audits of the equal employment opportunity practices of the Company by any governmental entity.

3.9	Employees.

3.9.1   All of Company’s current employees are citizens of the United States or have a green card and are eligible for hire in the United States.

3.9.2          There are no ongoing, or known to the Company to be imminent, governmental investigations of the Seller pursuant to any Employment Laws;

3.9.3   There are no settlements now existing related to employment claims.

3.10	Environmental Matters. The Seller warrants that:

3.10.1           the Company (1) has obtained all material permits, licenses and other authorizations and filed all notices that are required to be obtained or filed by it for the operation of the Business under applicable Environmental Laws; (2) has been and is in compliance in all material respects with all terms and conditions of such required permits, licenses and authorizations; and (3) has been and is in compliance in all material respects with all other applicable limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any Environmental Laws;

3.10.2           there are no ongoing, or known to the Company to be imminent, governmental investigations of the Company pursuant to any Environmental Laws;

3.10.3           the Company is not responsible for, nor has it agreed to assume responsibility for the monitoring, investigation or cleanup of any environmental contamination;

3.10.4           neither the Company nor any predecessor in interest has been identified as a potentially responsible party at, or received a request for information pursuant to any Environmental Laws related to, any contaminated or previously contaminated site;

3.10.5           neither the Company nor any predecessor in interest has been requested to indemnify another party or contribute towards the monitoring, investigation or cleanup costs of any contaminated or previously contaminated site;

Exhibit 10.1 -- Page 10

3.10.6           there are no underground storage tanks, above-ground storage tanks, surface impediments, landfills, polychlorinated biphenyls and/or friable asbestos or settled asbestos dust on, under or within the real property owned or leased by the Company;

3.10.7           there are no past or present events, conditions, circumstances, activities, practices, incidents, actions or plans known to Company that have materially interfered with or are likely to prevent continued compliance with Environmental Laws in all material respects;

3.10.8           neither the Company nor any predecessor in interest of the Company has been named as a defendant or, to the Company's knowledge, a potential defendant in any actual or threatened civil lawsuit alleging that waste materials of the Company or the Company's predecessor in interest caused or contributed to personal injuries or resulted in damages to any person; and

3.10.9           to the Company's knowledge, since the commencement of the fourth fiscal year of the Company preceding the date hereof, no current or former employee has claimed to have suffered any injury or health problem as a result of the working conditions at the Company's facilities, including but not limited to any claims alleging indoor air pollution, exposure to asbestos or any failure to comply with the requirements of OSHA or any similar Law.

3.10.10                       As used in this Agreement, "Environmental Laws" means any applicable Order or Law relating to (1) the emission of pollutants or hazardous substances into the air, (2) the discharge of pollutants into the waters, (3) the disposal of hazardous waste, (4) the release and/or threatened release of hazardous substances into the environment, (5) the manufacture, processing, distribution, presence (including, without limitation, any right-to-know laws), use, handling, treatment, storage, transportation or disposal of any chemical, substance, material or waste that has been listed as toxic or hazardous by the Environmental Protection Agency or by any equivalent state or local agency or bureau, (6) the protection of the environment and/or of public health and safety, and/or (7) the protection of the health and safety of employees, including, without limitation, the OSHA general duty clause in 29 U.S.C.  Section 654 and the other standards and requirements established in OSHA pertaining to such health and safety.

3.11	Contracts and Commitments.

3.11.1           The Company is not, to Seller’s knowledge, in default under any Contract and has not received any notice of cancellation or termination in connection therewith.   To the Seller’s knowledge, no party to a Contract has given written notice that such party is claiming that a Contract to which it is a party is unenforceable.

3.11.2           To the knowledge of the Seller: (1) there are no pending or threatened bankruptcy, insolvency, or similar proceedings with respect to any party to any Contract, and (2) no event has occurred that (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default thereunder by either the Company or any other party thereto.

Exhibit 10.1 -- Page 11

3.12	Intellectual Property Rights.

3.12.1           Defined.  (l) all trademarks, service marks, trademark registrations, trademark and service mark registration applications, copyrights, inventions, designs, trade styles, logos, patents and patent applications are owned by the Company (the "Intellectual Property Rights")(only www.mentalhealthchicago.com has been registered with the State of Illinois as a logo, and (2) all contracts, agreements or understandings pursuant to which the Company  has authorized any person to use, or any person has the right to use, in any business or commercial activity, any of the items listed in clauses (1) and (2) above.

3.12.2           The validity of the Intellectual Property Rights has not been questioned in any prior litigation and is not the subject of any claim or demand of any person relating to, or any proceedings which are pending or, to the knowledge of the Seller, threatened, which challenge the rights of the Company in respect of the Intellectual Property Rights.   The Seller does not know of any valid basis for any such claim.   The Seller has no knowledge of any party that is infringing or has infringed the Intellectual Property Rights.

3.13	Litigation. Seller warrants that, to the best of Seller’s knowledge, there is no:

3.13.1           litigation, claims, suits, actions, arbitrations, investigations or administrative or other proceedings pending or, to the knowledge of the Seller, threatened against the Company or involving any of its property or Business

3.13.2           Unsatisfied judgments, orders, injunctions, decrees, stipulations or awards (whether rendered by a court, administrative agency, or by arbitration, pursuant to a grievance or other procedure) against the Company.  No present or former officer, manager or governor of the Company has or will have any claim for indemnification from the Company related to any act or omission prior to the Closing Date by such present or former officer, manager or governor.

3.14           Suppliers and Customers.  To the knowledge of the Seller, the consummation of the transactions contemplated hereunder will not have any adverse effect on the business relationship of the Purchaser with any such supplier or customer.

3.15           Required Governmental Licenses and Permits.  The Company has all material licenses, permits or other authorizations of Governmental Authorities necessary for the production and sale of its products and all other material licenses, permits or other authorizations of Governmental Authorities necessary for the conduct of the Business.

3.16           Other.  No representation or warranty by the Seller or Company in this Agreement, the Disclosure Schedules to this Agreement or the certificate furnished to Purchaser contains or will contain as of the date made any knowingly untrue statement of a material fact, or omits to state a material fact necessary to make the statements herein or therein not misleading.

Exhibit 10.1 -- Page 12

ARTICLE IV
REPRESENTATIONS AND WARRANTIES CONCERNING PURCHASER

As a material inducement to Seller to enter into this Agreement and consummate the transaction contemplated hereunder, Purchaser hereby represents and warrants to Seller the following, in each case as of the date of this Agreement and the Closing Date, unless otherwise specifically provided:

4.1           Capacity of Purchaser.  Purchaser is a Delaware corporation company, duly organized, validly existing and in good standing under the laws of the State of Delaware.  Purchaser has the full legal right, power, capacity and authority to execute and deliver this Agreement and to perform Purchaser’s respective obligations hereunder.

4.2           Information Concerning Company.  Purchaser represents and warrants that Purchaser has received a copy of, and has fully and carefully read, and fully understands the Company’s financial statements and notes thereto.  Purchaser has also had the opportunity to ask questions of, and receive adequate answers from, the Company, or an agent or a representative of the Company, concerning the terms and conditions of the investment and the business and legal affairs of the Company, and to obtain any additional information necessary to verify such information, and Purchaser has received such additional information concerning the Company as Purchaser considers necessary or advisable in order to form a decision concerning the purchase of Seller’s Stock.

4.3           High Degree of Risk.  Purchaser realizes that the purchase of Seller’s Stock involves a high degree of risk, including the risk of receiving no return on the investment and of losing Purchaser’s entire investment in Seller’s Stock.

4.4           Ability to Bear the Risk.  Purchaser is able to bear the economic risk of investment in Seller’s Stock, including the total loss of such investment.

4.5           Business Sophistication.  Purchaser acknowledges and stipulates that Purchaser has sufficient knowledge, skill and experience in financial, tax, accounting, and Business matters to be capable of evaluating the risks and merits of Purchaser’s prospective purchase herein and does not rely upon Seller’s or the Company’s representations in relation thereto.

4.6           Suitability.  Purchaser has such knowledge and experience in financial and Business matters that Purchaser is capable of evaluating the merits and risks of the purchase of Seller’s Stock.

4.7           Enforceability.  This Agreement constitutes the valid and legally binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms.  Purchaser need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement prior to Closing.

Exhibit 10.1 -- Page 13

4.8           Investment Intent.  Purchaser represents and warrants to the Company and Seller as follows:

4.8.1           Purchaser has been advised that: (i) the sale of Seller’s Stock to Purchaser has not been registered under the Securities Act of 1933, as amended (the “Act”) or relevant state laws but are being offered pursuant to exemptions from registration provided under the Act and applicable state laws; (ii) reliance upon such exemption or exemptions is predicated, in part, on Purchaser’s representations and warranties that Purchaser is acquiring such Stock for investment, for Purchaser’s own account, and for long-term investment and not with the intent of reselling or otherwise distributing the same, and Purchaser alone shall have the full legal and equitable right, title, and interest in the Stock; and (iii) the Company’s reliance upon exemptions from registration under the Act and other applicable state laws;

4.8.2           Purchaser understands that exemptions from the registration and qualification requirements, as referred to above, may not be available to Purchaser, and the Company, and its agents and counsel, will have a reasonable obligation to assist Purchaser in registering or qualifying a disposition of Seller’s Stock or in obtaining or establishing an exemption from such registration or qualification requirements; and

4.8.3           Purchaser understands that any certificate representing Seller’s Stock, and any part thereof, will bear a legend stating, in effect, that the issuance or sale of Seller’s Stock or warrants have not been registered under the Act or any applicable state securities laws, and such legend may refer to the restrictions on transfers and sales contained in this Agreement.

4.9           Non-Contravention.  Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will: (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, directive or ruling of any government, government agency, or court to which Purchaser is subject; or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, permit, instrument, or other arrangement to which Purchaser is a party or by which Purchaser is bound or to which any of Purchaser’s assets are subject; or (iii) violate or conflict with any provision of the the Purchaser’s Articles of Organization, Bylaws, or Shareholder Agreement.

ARTICLE V
COVENANTS

5.1           General.  If at any time after the Closing, if any further action is necessary or desirable to carry out the purposes of this Agreement, each of the parties will take such further action (including the execution and delivery of such further instruments and documents) as any other party reasonably may request.

Exhibit 10.1 -- Page 14

5.2           Reasonable Efforts.  Each party agrees to use with all due dispatch its commercially reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement and to cooperate with the other parties in connection with the foregoing.  Each party further agrees not to undertake any course of action inconsistent with the satisfaction of the conditions to Closing set forth herein, and to do all such acts and take all such measures as may be reasonable to comply, and be in compliance, with the representations, warranties, covenants and agreements contained in this Agreement.

5.3           Financing.  Purchaser shall not enter into any loan agreements, bank financing arrangements, lines of credit or promissory notes in the name of the Company, or undertake any debt or similar obligation, in the name of Company, without the written consent of Seller, until the Purchase Price is paid in full.

5.4           Operation of the Business.                                                      Purchaser shall conduct the Business of the Company in a commercially reasonable manner, including but not limited to, consistent with past practices in terms of salary, bonuses, hiring and firing of officers, executives, and other management type positions, until the Purchase Price is paid in full.

5.5            Medical Corporation Act (805 ILCS 15).                                                                           The Purchaser is aware of and understands the provisions of the Medical Corporation Act.  Notwithstanding anything to the contrary in this Agreement, Seller, Company, and Purchaser acknowledge and agree that in the event this Agreement and/or the consummation by the Seller, Company, and Purchaser of the transactions contemplated by this Agreement, violates the provisions of the Medical Corporation Act, any violation shall not be a breach by Seller and/or Company of this Agreement or the representations and warranties made by Seller and/or Company, and shall not create or give rise to an indemnification claim and/or damages in favor of Purchaser against Seller or Company.

ARTICLE VI
FINANCIAL MATTERS

6.1           Due Diligence.  Purchaser has the right to investigate the books, legal matters, records and financial information of the Company and if appropriate will verify such data to Purchaser’s complete satisfaction.

ARTICLE VII
GENERAL PROVISIONS

7.1           No Third-Party Beneficiaries.  Other than the Company, Purchaser, and Seller, this Agreement shall not confer any rights or remedies upon any person or entity other than the parties and their respective heirs, legal representatives, successors and permitted assigns.

Exhibit 10.1 -- Page 15

7.3           Survival.

All representations, warranties, covenants and agreements of the Parties in this Agreement or any other certificate or document delivered pursuant to this Agreement will survive the Closing.  Neither the Purchaser nor the Seller will have any liability with respect to any claim under Section 3 or Section 4 unless Purchaser or Seller provides the other party notice of such a claim on or before the one year anniversary of the date of this Agreement; provided, however, that (a) any claim relating to any representation made in Sections 3.1, 3.3, 3.4, 3.10, 4.1, 4.7, and 4.9 may be made at any time until the expiration of the applicable statute or period of limitations and (b) any claim related to intentional or fraudulent breaches of the representations and warranties may be made at any time without limitation.

7.4           Independent Advice.  Each party is entering into this transaction voluntarily based upon that party’s own judgment and evaluation.  Both Seller and Purchaser acknowledge and agree that they have been given an opportunity to obtain independent legal and accounting advice with respect to the subject matter of this Agreement.

7.5           Succession and Assignment.  This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective heirs, legal representatives, successors and permitted assigns.

7.6           Counterparts and Facsimile Delivery.  This Agreement may be executed in one or more counterparts, and by different parties on different counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.  This Agreement shall be effective once one or more counterparts hereof have been executed by each party hereto, whether or not all such signatures are on the same counterpart.  Either party may deliver an executed counterpart of this Agreement by facsimile transmission, provided the original executed counterpart is thereafter promptly delivered to the other party.

7.7           Headings.  The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

7.8           Notices.  All notices, requests, demands, claims and other communications hereunder shall be in writing.  Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two (2) business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient at his/her/its last known address.  A copy of notices to Seller shall be sent to Michael R. Hauert at Garelli Grogan Hesse & Hauert, 340 W. Butterfield Rd., Suite 2A, Elmhurst, IL 60126.

7.9           Governing Law; Venue.  This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Illinois without giving effect to any choice or conflict of law provision or rule (whether of the State of Illinois or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Illinois.  The Parties agree that all disputes, legal actions, suits and proceedings arising out of or relating to this Agreement must be brought exclusively in a State Court located in DuPage County, IL or Federal District Court located in Cook County, IL.

Exhibit 10.1 -- Page 16

7.10           Entire Agreement.  This Agreement contains the entire understanding between and among the parties and supersedes any prior understandings and agreements among them respecting the subject matter of this Agreement.  Any amendments to this Agreement must be in writing and signed by the party against whom enforcement of that amendment is sought.

7.11           Attorneys’ Fees.  In the event that any proceeding, suit or action is brought by any party under this Agreement to enforce any of its terms, it is agreed that the prevailing party shall be entitled to reasonable attorneys’ fees to be fixed by the trial and appellate courts in any such proceeding or as incurred in the collection of any judgment.

7.12           Amendments and Waivers.  No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Company, Purchaser and Seller.  No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

7.13           Expenses.  Each party shall bear its own costs and expenses (including legal fees and expenses and filing or processing fees imposed by governmental authorities) incurred in connection with this Agreement and the transactions contemplated herein.

7.14           Construction.  The parties have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.  Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.  The word “including” shall mean “including without limitation”.

7.15           Incorporation of Recitals.  The parties hereto acknowledge that the above-stated recitals are true and correct and are hereby incorporated by reference.  The parties hereto have entered into this Agreement in reliance upon the recitals as hereinbefore set forth together with the representations, warranties and other terms and provisions of this Agreement.

Exhibit 10.1 -- Page 17

7.16           Units.

7.16.1           Issuance of Stock.  Upon the closing of this transaction and Seller’s delivery of a Stock Powers Certificate, the Company shall issue a certificate representing Seller’s Stock titled in the name of the Purchaser.

7.16.2           Restrictive Legend.  Purchaser agrees that the Company shall place a restrictive legend on all documents representing Seller’s Stock or any part thereof containing, substantially, the following language:

The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, (the “Act”), have not been registered under any state securities laws, and are subject to Agreements amongst the Stockholders in relation to the sale, transfer, or encumbrance of these securities.

7.17           Death of Seller.  The obligation to pay the Purchase Price shall survive the death or disability of the Seller. In the event of the death or disability of a Seller, Purchaser shall pay the balance of the Purchase Price to Seller’s duly appointed legal representative.

7.18           Appointment as Manager.  Prior to Closing, Purchaser shall form an Illinois limited liability company named Accelera Healthcare Management Service Organization, LLC.  A copy of the Operating Agreement is attached hereto as Exhibit 7.18.  Purchaser agrees that Blaise J. Wolfrum, M.D shall be appointed as sole Manager of said LLC until Blaise J. Wolfrum, M.D. is unwilling or unable act.

7.19           Incorporation of Exhibits and Disclosure Schedule.  The Exhibits and Disclosure Schedule identified in this Agreement are incorporated herein by reference and made a part hereof.

[THIS SPACE INTENTIONALLY LEFT BLANK; SIGNATURE PAGE FOLLOWS]

Exhibit 10.1 -- Page 18

STOCK PURCHASE AGREEMENT

SIGNATURES

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date first written above.

Blaise J. Wolfrum, M.D. (“SELLER”) /s/ Blaise J. Wolfrum M.D. By: Blaise J. Wolfrum, M.D.
ACCELERA INNOVATIONS, INC. (“PURCHASER”) /s/ Geoffrey Thompson By: Geoffrey Thompson Its: Chairman of the Board of Directors
Behavioral Health Care Associates (“COMPANY”) /s/ Blaise J. Wolfrum M.D. By: Blaise J. Wolfrum, M.D. Its: President

Exhibit 10.1 -- Page 19

EXHIBIT 2.2.2
STOCK POWERS CERTIFICATE

Exhibit 10.1 -- Page 20

STOCK POWERS CERTIFICATE

FOR VALUE RECEIVED, Blaise J. Wolfrum, M.D., an individual resident of the State of Illinois, hereby sells, assigns and transfers, effective upon the payment of the purchase price set forth in Section 1.1.1.1 of the Purchase Agreement, unto Accelera Innovations, Inc., a Delaware Corporation, One Hundred (100%)of his shares of stock (“Shares” or “Stock”) representing all of the issued and outstanding Stock of Behavioral Health Care Associates (the “Company”), whether or not such Stock are certificated, and any and all instruments or evidences of ownership of the Stock in the Company, which may exist in any form whatsoever, and does hereby irrevocably constitute and appoint any manager of the within named Company as attorney to transfer the said Stock on the Books of the within named Company with full power of substitution in the premises.

Blaise J. Wolfrum, M.D. /s/ Blaise J. Wolfrum M.D. By: Blaise J. Wolfrum, M.D.

Exhibit 10.1 -- Page 21

EXHIBIT 2.2.3
BILL OF SALE

Exhibit 10.1 -- Page 22

BILL OF SALE

FOR VALUABLE CONSIDERATION, Blaise J. Wolfrum, M.D. (“Seller”), an individual resident of the State of Illinois, hereby sells and conveys to Accelera Innovations, Inc. (“Buyer”), a Delaware corporation, the following property, effective upon the payment of the purchase price set forth in Section 1.1.1.1 of the Purchase Agreement:

One Hundred (100%) of the shares of stock of Behavioral Health Care Associates, an Illinois company, and any and all instruments or evidences of said Stock in Behavioral Health Care Associates which may exist in any form whatsoever.

Seller is the owner of the property described above, that the property is free from all encumbrances and that Seller has the right to sell and convey the property to Buyer.  Seller represents and warrants that the Stock are the only issued and outstanding interests in BHCA.  Seller agrees to warrant and defend the sale of the property to Buyer against any and all persons who claim title to the property described above.  This Bill of Sale shall bind Seller and benefit Purchaser and its successors and assigns.

Blaise J. Wolfrum, M.D. /s/ Blaise J. Wolfrum M.D. By: Blaise J. Wolfrum, M.D.

Exhibit 10.1 -- Page 23

EXHIBIT 2.3.1
STOCK PLEDGE AND ESCROW AGREEMENT

Exhibit 10.1 -- Page 24

STOCK PLEDGE AND ESCROW AGREEMENT

THIS STOCK PLEDGE AND ESCROW AGREEMENT is made, entered into as of November 11, 2013 and is effective upon the payment of the purchase price set forth in Section 1.1.1.1 of the Purchase Agreement (hereinafter the “Effective Date”) by and between Accelera Innovations, Inc., a Delaware corporation (hereinafter “Pledgor”), Blaise J. Wolfrum, M.D., an individual resident of the state of Illinois (hereinafter “Secured Party”) and BW Holdings, LLC, an Illinois limited liability company (hereinafter “Escrow Agent”).

RECITALS

WHEREAS,                      Secured Party and Pledgor are parties to that certain Stock Purchase Agreement (“Purchase Agreement”) of even date herewith pursuant to which Pledgor agreed to acquire from Secured Party one hundred percent (100%) of the Stock owned by the Secured Party;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants of the party hereto, the parties do hereby agree as follows:

AGREEMENTS

1.
Appointment of Escrow Agent and Acceptance.  Pledgor and Secured Party do hereby appoint and designate BW Holdings, LLC as the Escrow Agent for the purposes set forth in this Agreement.  Escrow Agent hereby accepts that appointment and agrees to perform the obligations of Escrow Agent set forth in this Agreement.

2.
Security Interest.  As security and payment for the performance by the Pledgor of the Secured Obligations, Pledgor does hereby grant to Secured Party a security interest in the Stock together with the proceeds thereof and any additional Collateral which shall be delivered to Escrow Agent in accordance with this Section 2.  Until the Secured Obligations are satisfied in full, if the Company shall distribute to its Shareholders, by reason of their ownership of Stock of the Company, any security or property, including cash, then Pledgor shall distribute to Escrow Agent, to hold as additional collateral hereunder, the number of such Stock or security or the amount of any such other property to which Secured Party would have been entitled if he or she were the owner of the Stock.  The Stock and any substitutions or replacements described above are collectively referred to herein as the “Collateral”.  For the purposes of this Agreement, “Secured Obligations” shall mean the payment of the monetary consideration set forth in greater detail in Section 1.1.1 of the Purchase Agreement between Pledgor and Secured Party, as well at Pledgor’s other obligations under this Agreement, the Purchase Agreement, and the Employment Agreement, Employee Confidentiality, Non-Circumvention, and Non-Solicitation Agreement.

3.
Deposit by Pledgor.  A certificate representing the Stock (hereinafter the “Certificate”) together with an Assignment, Stock Powers Certificate, Bill of Sale, and Resolution separate from certificate with respect to the Stock duly endorsed to Secured Party by the Pledgor (the “Assignment”) are hereby deposited by the Pledgor with Escrow Agent to be held as collateral security for the payment and performance of the Secured Obligations.  The Certificate and Assignment and any other Collateral delivered to Escrow Agent shall be held and disposed of by the Escrow Agent in accordance with the terms and provisions of this Agreement.

Exhibit 10.1 -- Page 25

4.	Representations, Warranties and Covenants of Pledgor. Pledgor hereby represents, warrants and covenants to Secured Party that until the Secured Obligations are satisfied in full:

(a)
Good Title, Further Assurance.  The Pledgor has and will have at all times during the term hereof good title to the Collateral free and clear of all security interests, liens and encumbrances except the security interest granted herein.  Pledgor shall execute any security agreement or financing statement or take any other action requested by Secured Party which Secured Party determines is necessary and proper in order to perfect his security in the Collateral.  No failure on the part of Secured Party or Escrow Agent to require any current perfection of the security interest granted herein shall be deemed a waiver of Secured Party’s rights to require the perfection of such security interest in the future.

(b)
Sale or Encumbrance of Collateral.  Pledgor shall not sell, transfer, lease, grant a security interest in, or otherwise dispose of any of the Collateral without the prior written consent of Secured Party.

(c)
Performance of Agreements.  Pledgor shall pay each installment of principal and interest due under the Note as and when the same shall become due and shall perform and observe all covenants, agreements and provisions contained in the Note and this Agreement.

(d)
Financing.  Pledgor shall not obtain any financing or undertake any debt or similar obligation, in the name of Company, without the written consent of the Secured Party, until the Purchase Price is paid in full.

(e)
Operation of the Business.   Pledgor shall conduct the Business of the Company in a commercially reasonable manner, including but not limited to, consistent with past practices in terms of salary, bonuses, hiring and firing of officers, executives, and other management type positions, until the Purchase Price is paid in full.

5.	Events of Default. Any of the following shall constitute an “Event of Default” under the Note, this Agreement, or the Purchase Agreement:

(a)
Breach by Pledgor of any covenant, representation, warranty or agreement contained in the Note, this Agreement, Employment Agreement, Employee Confidentiality, Non-Circumvention, and Non-Solicitation Agreement, and/or the Purchase Agreement where such breach is not completely cured within ten (10) days, in the case of a payment default, or within thirty (30) days in all other cases, after delivery of Pledgor of written notice from Secured Party identifying any such default.

Exhibit 10.1 -- Page 26

(b)
Any statement, representation or warranty of Pledgor to Secured Party made in the Note, this Agreement, Employment Agreement, Employee Confidentiality, Non-Circumvention, and Non-Solicitation Agreement and/or the Purchase Agreement shall prove to have been incorrect or misleading in any material respect when made.

(c)
Pledgor becomes insolvent or makes an assignment for the benefit of creditors, applies for or consents to the application, or suffers the appointment of, any receiver, trustee or similar officer, or initiates or has initiated against it, any act, process or proceeding under insolvency, bankruptcy, dissolution, liquidation or similar law which shall remain unstayed for a period of ten (10) days.

(d)
Immediately if Pledger, or any agent, subsidiary, or affiliate of Pledgor, terminates or attempts to terminate Secured Party’s employment with Behavioral Health Care Associates, or demotes, reassigns, or transfers the Secured Party or takes any action negatively affecting Secured Party’s employment with Behavioral Health Care Associates.

(e)
Immediately if Pledger, or any agent, subsidiary, or affiliate of Pledgor, removes or attempts to remove, or terminates or attempts to terminate, Secured Party as Manager of Accelera Healthcare Management Service Organization.

6.
Remedies.  Upon the occurrence of an Event of Default, at any time thereafter until such Event of Default is fully cured, Secured Party may deliver a notice of default to Pledgor and Escrow Agent simultaneously stating that Pledgor is in default under the terms of this Agreement and the Note.  The Escrow Agent shall, not less than five (5) nor more than ten (10) days after receipt of such written notice, deliver the Certificate and Assignment together with any other Collateral or documentation delivered to Escrow Agent pursuant to this Agreement to the Secured Party.  Written notice of that delivery shall be sent by Escrow Agent to Pledgor.  The Secured Party shall have all rights and remedies available to him or her under applicable law with respect to any such Event of Default.  Nothing contained herein shall be deemed to limit or restrict any other remedy available to Secured Party.

7.
Rights of Ownership Prior to Default.  So long as the Collateral is held by the Escrow Agent and until such time as Secured Party may become entitled to possession of the Collateral under this Agreement, Secured Party may not exercise any voting rights or other rights with respect to the Collateral or receive any cash distributions associated therewith.

8.
Satisfaction of the Secured Obligations; Return of Collateral.  Upon satisfaction in full of the Secured Obligations, Pledgor shall deliver written notice thereof to Secured Party and the Escrow Agent.  The Escrow Agent shall, not less than five (5) nor more than ten (10) days after the receipt of such written notice, deliver the Certificate and Assignment, together with any other Collateral or documentation delivered to Escrow Agent pursuant to this Agreement to the Pledgor.  Written notification of that delivery shall be sent by Escrow Agent to Secured Party.

Exhibit 10.1 -- Page 27

9.	Duties and Obligations of Escrow Agent.

(a)
The Escrow Agent may exclusively rely upon and shall be protected in acting upon any statement, certificate, notice, request, consent, order or other document believed by it to be genuine and to have been signed or presented by the proper party or parties hereunder.  The Escrow Agent shall be under no duty or obligation to ascertain the accuracy or correctness of any matter set forth in any notice or affidavit received by it pursuant to the terms of this Agreement and shall be entitled to fully rely on any such notice or affidavit alone, without further documentation or inquiry and to release or deliver the Collateral or any document held by it in accordance with such notice or affidavit in the time periods provided in this Agreement.  The release and delivery of the Collateral or any other documents evidencing the Collateral in accordance with the terms of this Agreement shall constitute full and complete discharge of all obligations of Escrow Agent hereunder.

(b)
The Escrow Agent shall be under no obligation to institute or defend any action, suit or proceeding in connection with this Agreement unless first indemnified to its satisfaction.  Escrow Agent may retain counsel in respect of any questions arising under this Agreement and the Escrow Agent shall not be liable for any action taken or omitted in good faith upon advice of such counsel.

(c)
All securities held by Escrow Agent pursuant to this Agreement shall constitute trust property for the purposes for which they are held and the Escrow Agent shall not be liable for any interest thereon.

10.	Miscellaneous Provisions.

(a)
Incorporation of Recitals.  The parties hereto acknowledge that the above-stated recitals are true and correct and are hereby incorporated by reference.  The parties hereto have entered into this Agreement in reliance upon the recitals as hereinbefore set forth together with the representations, warranties and other terms and provisions of this Agreement.

(b)	Entire Agreement. This Agreement embodies the entire understanding between the parties and supersedes all prior understandings and agreements related to the subject matter.

(c)
Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their assigns, executors, heirs or successors provided that no party shall assign any right or obligation hereunder, in whole or in part, without the prior written consent of the other parties hereto, and any attempt to do so shall be void.

(d)
Amendment, Modification or Waiver.  No amendment, modification or waiver of any condition, provision or term of this Agreement shall be valid or of any effect unless made in writing, signed by the party or parties to be bound or his, her or its duly authorized representative and specifying with particularity the nature and extent of such amendment, modification or waiver.  Any waiver by any party of any default of another party shall not affect or impair any right arising from any subsequent default.  Nothing herein shall limit the remedies and rights of the parties hereto under and pursuant to this Agreement.

(e)
Notices.  Except as otherwise provided in this Agreement, all notices to be given under this Agreement shall be in writing and shall be deemed to have been duly given, if mailed, certified mail, postage prepaid, United States mail, to the party to be notified at its address set forth as follows:

Exhibit 10.1 -- Page 28

If to Pledgor:	Accelera Innovations, Inc.
20511 Abbey Drive
Frankfort, IL 60423

If to Secured Party:	Blaise J. Wolfrum, M.D.
1375 E. Schaumburg Rd., Suite 230
Schaumburg, IL 60194

Copy to:	Michael R. Hauert
Garelli Grogan Hesse & Hauert
340 W. Butterfield Rd, Suite 2A
Elmhurst, IL 60126

If to Escrow Agent:	BW Holdings, LLC
1375 E. Schaumburg Rd., Suite 230
Schaumburg, IL 60194

Copy to:	Michael R. Hauert
Garelli Grogan Hesse & Hauert
340 W. Butterfield Rd, Suite 2A
Elmhurst, IL 60126

Any party may change its address by giving notice in the aforesaid manner to the other party, and ten (10) days after giving such notice, such party’s address shall be deemed to have been changed.

(f)       Captions, Headings or Titles and Reference to Gender.  All captions, headings or titles in the paragraphs or sections of this Agreement are inserted for convenience of reference only and shall not constitute a part of this Agreement nor operate as a limitation of the scope of the particular paragraphs or sections to which they apply.  As used herein, reference to any Article, Paragraph, Section, Subparagraph or Subsection shall be only with reference to an article, paragraph, section, subparagraph or subsection of this Agreement unless specifically indicated otherwise.  Where appropriate, the masculine gender may be read as the feminine gender or the neuter gender, the feminine gender may be read as the masculine gender or the neuter gender and the neuter gender may be read as the masculine gender or the feminine gender.

(g)      Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable under any applicable law or rule in any jurisdiction, such provision will be ineffective only to the extent of such invalidity, illegality or unenforceability in such jurisdiction without invalidating the remainder of this Agreement in such jurisdiction or any provision hereof in any other jurisdiction.

Exhibit 10.1 -- Page 29

(h)           Specific Performance.  The parties hereto agree that the failure of any party to perform any obligation or duty which each has agreed to perform shall cause irreparable harm to the parties willing to perform the obligations and duties herein, which harm cannot be adequately compensated for by money damages.  It is further agreed by the parties hereto that an order of specific performance against a party or parties in default under the terms of this Agreement would be equitable and would not work a hardship on the defaulting party or parties.  Accordingly, in the event of a default by any party hereto, a non-defaulting party, in addition to whatever other remedies are available at law or in equity, shall have the right to compel specific performance by the defaulting party or parties of any obligation or duty herein, without any necessity of proving damages or any requirement for the posting of a bond or other security, enjoining any such breach, and enforcing specifically the terms and provisions.

(i)     Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

(j)     Governing Law; Venue.  This Agreement shall be construed in accordance with and governed by the laws of the State of Illinois.  The Parties agree that all disputes, legal actions, suits and proceedings arising out of or relating to this Agreement must be brought exclusively in a State Court located in DuPage County, IL or Federal District Court located in Cook County, IL.

(k)Death of Secured Party.  The obligations of Pledgor under this Agreement shall survive the death or disability of the Secured Party.

(l)     In the event that any proceeding, suit or action is brought by any party under this Agreement to enforce any of its terms, it is agreed that the prevailing party shall be entitled to reasonable attorneys’ fees to be fixed by the trial and appellate courts in any such proceeding or as incurred in the collection of any judgment.

Exhibit 10.1 -- Page 30

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands the day and year first above written.

ACCELERA INNOVATIONS, INC.
(“PLEDGOR”)

/s/ Geoffrey Thompson
By: Geoffrey Thompson
Its: Chairman of the Board of Directors

BEHAVIORAL HEALTH CARE ASSOCIATES, LTD.
(“SECURED PARTY”)

/s/ Blaise J. Wolfrum_M.D.
By: Blaise J. Wolfrum, M.D.

BW HOLDINGS, LLC
(“ESCROW AGENT”)

/s/ Blaise J. Wolfrum_M.D.
By: Blaise J. Wolfrum, M.D.
Its: Member

Exhibit 10.1 -- Page 31

EXHIBIT 2.3.2
  WRITTEN ACTION OF THE BOARD OF DIRECTORS OF
  ACCELERA INNOVATIONS, INC.

Exhibit 10.1 -- Page 32

WRITTEN ACTION OF THE BOARD OF DIRECTORS OF
ACCELERA INNOVATIONS, INC.

The undersigned, constituting a majority of the Board of Directors of Accelera Innovations, Inc. (the “Corporation”), a Delaware corporation, hereby approve and ratify the following resolutions effective as of November 11, 2013:

WHEREAS, the Corporation desires to purchase One Hundred (100%) of the shares of Stock of Behavioral Health Care Associates which represents all of the issued and outstanding ownership interest in Behavioral Health Care Associates from Blaise J. Wolfrum, M.D., and the Shareholders and Directors desire to consent to the same; and

WHEREAS,                      the Corporation intends to operate Behavioral Health Care Associates as a wholly owned subsidiary of Corporation upon the closing of the aforementioned stock purchase; and

WHEREAS,                      the Directors of the Corporation desire to approve and ratify these resolutions via written action in lieu of a meeting thereof and further desire to waive any notices that may be required for such a meeting by the Corporation’s Bylaws or Delaware Statutes.

NOW THEREFORE, IT IS HEREBY RESOLVED that the Directors hereby consent to the purchase of One Hundred (100%) of the shares of Stock of Behavioral Health Care Associates which represents all of the issued and outstanding ownership interest in Behavioral Health Care Associates, from Blaise J. Wolfrum, M.D..; and

RESOLVED FURTHER,  that the Directors of the Corporation approve and authorize the Corporation to operate Behavioral Health Care Associates as a wholly owned subsidiary of the Corporation upon the closing of the aforementioned purchase of Stock; and

RESOLVED FURTHER, that the Directors of the Corporation approve and ratify these resolutions via written action in lieu of a meeting thereof and further waive any notices that may be required for such a meeting by the Corporation’s Bylaws; and

RESOLVED FURTHER, that the Corporation instructs its Chairman of the Board of Directors, Geoffrey Thompson, to execute any and all necessary documents and take any and all necessary actions in furtherance of these resolutions as approved by the Shareholders and Directors of the Corporation on November 11, 2013.

/s/ Geoffrey Thompson By: Geoffrey Thompson Its: Chief Executive Officer; Chairman of the Board of Directors

Exhibit 10.1 -- Page 33

EXHIBIT 2.3.3
UNANIMOUS WRITTEN ACTION OF THE STOCKHOLDERS OF BEHAVIORIAL HEALTH CARE ASSOCIATES, LTD.

Exhibit 10.1 -- Page 34

UNANIMOUS WRITTEN ACTION OF THE
SHAREHOLDERS OF BEHAVIORIAL HEALTH CARE ASSOCIATES, LTD.

The undersigned, constituting all of the Shareholders of Behavioral Health Care Associates, Ltd. (the “Company”), an Illinois Company, hereby approve and ratify the following resolutions effective as of November 11, 2013:

WHEREAS, Accelera Innovations, Inc. (“Accelera”) will become the Company’s sole Shareholder upon its payment of the purchase price set forth in Section 1.1.1.1 of the Purchase Agreement in exchange for the ownership interest of the Company held by Blaise J. Wolfrum, M.D.,  an individual resident of the State of Illinois; and

WHEREAS, the Shareholders of the Company desire that Accelera operate the Company as a wholly owned subsidiary of Accelera upon the closing of the transaction contemplated herein; and

WHEREAS, upon Accelera’s payment of the purchase price set forth in Section 1.1.1.1 of the Purchase Agreement,  Blaise J.Wolfrum, M.D shall be named President of Behavioral Health Care Associates, a wholly owned subsidiary of Accelera Innovations Inc. and Manager of Accelera Healthcare Management Service Organization.

WHEREAS, the Shareholders of the Company desire to approve and ratify these resolutions via written action in lieu of a meeting thereof and further desire to waive any notices that may be required for such a meeting by the Company’s Operating Agreement.

NOW THEREFORE, IT IS HEREBY RESOLVED,  that the Company shall become a wholly owned subsidiary that is owned and operated by Accelera; and

RESOLVED FURTHER,  that the Company hereby approves and authorizes that Blaise J. Wolfrum, M.D. shall continue to hold the positions of Chief Executive Officer and continue to serve as a member of the Company’s Board of Governors until Accelera’s payment of the purchase price set forth in Section 1.1.1.1 of the Purchase Agreement  and until employed by Accelera, (90) days after closing date; at that time Blaise J.Wolfrum, M.D shall be named President of Behavioral Health Care Associates, a wholly owned subsidiary of Accelera Innovations Inc. and Manager of Accelera Healthcare Management Service Organization.

RESOLVED FURTHER, that the Company directs its Secretary to cancel Stock Certificate Number 1 issued to Blaise J.Wolfrum, M.D in the amount of 100,000 shares of Stock of the Company, and issue Stock Certificate Number 2 in the amount of 100,000 shares of Stock of the Company to Accelera Innovations, Inc.; and

RESOLVED FURTHER, that the Shareholders of the Corporation approve and ratify these resolutions via written action in lieu of a meeting thereof and further waive any notices that may be required for such a meeting by the Company’s Shareholder’s Agreement and By-laws, and

Exhibit 10.1 -- Page 35

RESOLVED FURTHER, that the Company instructs its President, Blaise J. Wolfrum, M.D., to execute any and all necessary documents and take any and all necessary actions in furtherance of these resolutions as approved by the Shareholders of the Company on November 11, 2013.

SHAREHOLDER /s/ Blaise J. Wolfrum M.D.
By: Blaise J. Wolfrum, M.D.

Exhibit 10.1 -- Page 36

Exhibit 2.4.2

Employee benefits include six paid holidays per year, beginning 90 days of after commencement of employment.  Those holidays consist of New Years Day, Memorial Day, 4th of July, Labor Day, Thanksgiving, Christmas or other preferred holiday.  To be paid for the holiday the employee must have worked before and after the holiday or have used a vacation day the day before and after.

Employees get two weeks’ vacation that is credited on January 1st of every year.  However, the benefit is prorated if the employee does not work the entire preceding year.  For example, if an employee commences employment on July 1, 2013, he or she would get one week of vacation credit beginning January 1, 2014.

There is also a Defined Benefit Plan for certain employees.

Exhibit 10.1 -- Page 37